                                                                   EXHIBIT 10.11

                       RELEASE AND SEPARATION AGREEMENT

     In consideration of the payment of Six Hundred Fifty Eight Thousand Dollars ($658,000.00) to be allocated as set forth below, which sum shall be paid in a lump sum upon execution of this Agreement, together with Evans & Sutherland Computer Corporation's ("Evans & Sutherland") agreement to make medical insurance premium payments directly to the Evans & Sutherland's medical plan for continuation coverage required under COBRA for a period of eighteen (18) months for Robert A. Schumacker ("Schumacker") and his family that would be eligible under Evans & Sutherland's current health insurance policy, and after COBRA expiration, to Evans & Sutherland's insurance company for a conversion policy (or other individual policy) for Schumacker and his family for an additional six
(6) month period of time, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Evans & Sutherland and Schumacker hereby agree as follows:

                             RELEASE OF ALL CLAIMS
                             ---------------------

     1. Schumacker hereby releases Evans & Sutherland and its officers, directors, employees and legal successors from all claims, liabilities, demands and causes of action, whether known or unknown, which Schumacker has, may have or claim to have against Evans & Sutherland based upon or arising out of Schumacker's employment with Evans & Sutherland or the termination of Schumaker's employment with Evans & Sutherland. Schumacker hereby agrees not to file any lawsuit to assert such claims, which include, but are not limited to, any claims of wrongful discharge or any claims of age, sex or other discrimination under federal, state or local laws prohibiting such discrimination. As used herein, Evans & Sutherland includes any and all parents, divisions or subsidiaries of Evans & Sutherland. This Agreement does not prevent Schumacker from receiving any benefit to which Schumacker would otherwise have a non-forfeitable right to receive under an existing Evans & Sutherland benefit plan or arrangement, including, without limitation, benefits under Evans & Sutherland's pension retirement (401(k)), disability, group life, or other plans; Worker's Compensation benefits; or health and medical benefit plan.

     2. Evans & Sutherland hereby releases Schumacker from all claims, liabilities, demands and causes of action, whether known or unknown, which Evans & Sutherland has, may have or claim to have against Schumacker based upon or arising out of Schumacker's employment with Evans & Sutherland or the termination of Schumacker's employment with Evans & Sutherland. As used herein, Evans & Sutherland includes any and all parents, divisions or subsidiaries of Evans & Sutherland.
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     3. For the purpose of implementing a full and complete release and discharge of Evans & Sutherland, Schumacker expressly waives and relinquishes all rights and benefits afforded by applicable law other than those rights and benefits provided by this Agreement, and acknowledges that this Agreement and Release is intended to include and discharge all claims, known or unknown, relating to Schumacker's employment or its termination as of the date hereof.

     4. Schumacker agrees to indemnify and hold Evans & Sutherland harmless from and against any and all loss, cost and expense, including, but not limited to court costs and attorneys' fees, arising from or in connection with any action or proceeding which may be commenced, prosecuted or threatened by, or for Schumacker's benefit, upon Schumacker's initiative, or with Schumacker's aid or approval, contrary to the provisions of this Agreement and Release. Schumacker further agrees that in any such action or proceeding, this Agreement and Release may be plead by Evans & Sutherland as a complete defense, or may be asserted by way of counter claim or cross claim.

                           CONFIDENTIALITY PROVISION
                           -------------------------

     5. Schumacker agrees that he will maintain in strict confidence all Confidential Information (as defined below) about Evans & Sutherland which Schumacker has received while employed by Evans & Sutherland. For purposes of this Section 5, the term "Confidential Information" shall mean all documents and information which Evans & Sutherland reasonably deems to be proprietary or confidential in nature and shall include, but not be limited to, any and all proprietary facts regarding product or production costs; suppliers; customers; technology; business strategy; product innovation; employment matters; compensation; and contemplated, pending or completed contracts for services or products. Notwithstanding the foregoing, "Confidentiality Information" shall not include any of the following:

        (a) Any documents or information required to be disclosed pursuant to federal or state statute or pursuant to order by a court of competent jurisdiction;

        (b) Any documents or information in the public domain at the time of receipt or coming into the public domain thereafter;

        (c) Any documents or information known to Schumacker on a nonconfidential basis prior to disclosure from Evans & Sutherland;

        (d) Any documents or information disclosed with the prior written approval of Evans & Sutherland;

        (e)  Any documents or information independently developed by Schumacker;

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         (f) Any documents or information lawfully disclosed to Schumacker by a third party that is under no obligation of confidentiality; or

         (g) Any documents or information disclosed by Evans & Sutherland to others on a non-confidential basis.

     Schumacker has no obligation to supply to any party any proprietary information pursuant to this Agreement. This Agreement contains the entire understanding between the parties relative to the protection of Confidential Information and supersedes all prior and collateral communications, reports and understandings between the parties in respect thereto. Evans & Sutherland shall have the right to obtain injunctive relief to enforce the terms of this Section 5, in addition to such other monetary damages from breach of this Agreement as may be awarded by a court of competent jurisdiction.

                           NON-COMPETITION PROVISION
                           -------------------------

     6. Schumacker hereby agrees that for a period of twenty four (24) months after the date hereof, neither Schumacker nor any affiliate of Schumacker will, directly or indirectly, individually or in concert with others, as promoter, shareholder (except with regard to a publicly traded company in which Schumacker does not hold a controlling interest), officer, director, employee, agent, representative, independent contractor or otherwise:

         (a) engage anywhere in North or South America, Europe, Asia or Australia in any business which is competitive in any way with the business currently undertaken by Evans & Sutherland, and any or its subsidiaries;

         (b) induce or attempt to induce any customer or supplier of Evans & Sutherland or of Evans & Sutherland's business who was such on the date hereof to reduce the level of business with, or to cease or refrain from doing business with Evans & Sutherland, or any affiliate of Evans & Sutherland, within such geographical area, or to in any way materially interfere with the relationships between Evans & Sutherland or its affiliates and any such customer or supplier in any of the geographical area set forth in Section 6 (a) above.

     7. As used in this Agreement, the term "affiliate" shall mean any individual, joint venture, partnership, corporation, limited liability company or partnership, or stockholder which controls, is controlled by, or is under common control with, or the management and operations of which are substantially influenced by Evans & Sutherland or Schumacker, as the case may be, or in which Evans & Sutherland or Schumacker owns any interest or by which Schumacker is employed, as required by the context of this Agreement.

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     8.  Notwithstanding anything to the contrary herein contained, in the event
Schumacker desires employment or a consultancy arrangement with any party which would violate or potentially violate the terms of this non-competition provision, Schumacker may propose an exception to the provisions of this Agreement which would prevent such employment or consultancy, and Evans & Sutherland will respond to such request within a reasonable period of time. Further, Evans & Sutherland agrees that it will consider and respond to any such request for an exception in good faith; provided, however, that nothing herein shall be construed as requiring Evans & Sutherland to grant any such requested exception.

     9. If the provision herein which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but would be enforceable by reducing any part or all thereof, Schumacker agrees that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

              CONSULTING SERVICES ACCESS AND ASSISTANCE PROVISION
              ---------------------------------------------------

     10. Schumacker agrees to cooperate fully and make himself reasonably available to Evans & Sutherland and its counsel, regarding all matters concerning the litigation, arbitration or settlement of claims between Evans & Sutherland and Thomson Training & Simulation Limited (and its present and former affiliates and owners). Evans & Sutherland agrees to pay all of Schumacker's reasonable expenses in connection with this agreement of cooperation, together with reasonable consulting fees to be determined hereafter, and Schumacker agrees that this covenant of availability, cooperation and consultation shall include, but not be limited to, assistance in pre-trial or pre-arbitration preparation, testimony in any proceeding or arbitration and the like.

     11. Schumacker further agrees that upon Evans & Sutherland's request, he will reasonably assist and consult with Evans & Sutherland during the eighteen
(18) month period commencing on the date hereof on other matters regarding which Schumacker may provide reasonable assistance to Evans & Sutherland. All such services shall be on similar terms and conditions as those set forth in Section 10 hereof.

                              GENERAL PROVISIONS
                              ------------------

     12. In addition to any other remedies available, both parties shall be entitled to specific performance of the provisions of this Agreement. Both parties agree to reimburse the other for all costs reasonably incurred by the other party in enforcing or attempting to enforce their rights under this Agreement (or any portion of this Agreement), including without limitation, reasonable attorneys' fees. Prior to any action being brought to enforce the terms of this Agreement, the party claiming a breach thereof shall provide the other party

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thirty (30) days notice of breach and all parties shall in good faith seek to resolve the alleged breach.

     13. This Agreement and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Utah. Schumacker hereby irrevocably submits to the exclusive jurisdiction of any Utah court and any federal court sitting in Utah in respect of any suit or proceeding arising out of or connected to this Agreement.

     14. Except as expressly provided to the contrary herein, each paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision of this Agreement is held to be invalid, contrary to or in conflict with any applicable present or future law or regulation by any court, agency or tribunal with competent jurisdiction in a proceeding to which Evans & Sutherland is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires. In such case, the parties shall negotiate in good faith to replace the invalid provision with one which has the same commercial and economic effect on the parties and affords them essentially the same basic rights and obligations.

     15. Schumacker represents and warrants that Schumaker has not assigned or transferred any claim covered by this Agreement and Release, or any portion of any such claim, and that no promises or representations have been made to Schumacker by Evans & Sutherland about benefits other than as set forth in this Agreement and Release, or in a separate written agreement.

     16. All payments received by Schumacker under the terms of this Agreement shall be allocated one-half to the non-competition provisions herein contained and one-half to the release of claims granted by Schumacker to Evans & Sutherland.

     17.  SCHUMACKER ACKNOWLEDGES THAT HE HAS HAD SUFFICIENT TIME TO READ AND
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UNDERSTAND THIS AGREEMENT AND THAT HE HAS CAREFULLY READ AND DOES FULLY
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UNDERSTAND THIS AGREEMENT. SCHUMACKER UNDERSTANDS THAT SCHUMACKER MAY CONSULT
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WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT SCHUMACKER IS GIVING
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UP ANY LEGAL CLAIMS SCHUMACKER MAY HAVE AGAINST EVANS & SUTHERLAND BY SIGNING
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THIS AGREEMENT. SCHUMACKER FURTHER ACKNOWLEDGES THAT NO REPRESENTATIONS OTHER
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THAN THOSE CONTAINED IN THIS AGREEMENT HAVE BEEN MADE TO HIM TO INDUCE OR
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INFLUENCE HIS EXECUTION OF THIS AGREEMENT AND THAT SCHUMACKER
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DOES SO WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE PAYMENT DESCRIBED ABOVE.
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Dated: January 6, 1995


                            EVANS & SUTHERLAND COMPUTER CORPORATION


                            By:         /s/ GARY E. MEREDITH
                               ----------------------------------------------
                            Its: Vice President & CFO
                                ---------------------------------------------



                                       /S/ ROBERT A. SCHUMACKER
                                ---------------------------------------------
                                Robert A. Schumacker

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